Exhibit A

Series of the Trust

Amended: August 20, 2026

The following Funds are covered under this agreement:

Schedule A Funds	Schedule B Funds

AlphaCentric Income Opportunities Fund

AlphaCentric Life Sciences and Healthcare Fund

AlphaCentric Premium Opportunity Fund

AlphaCentric Real Income Fund

AlphaCentric Robotics and Automation Fund

AlphaCentric Symmetry Strategy Fund

Catalyst Buffered Shield Fund

Catalyst Dynamic Alpha Fund

Catalyst Energy Infrastructure Fund

Catalyst Enhanced Income Strategy Fund

Catalyst Insider Buying Fund

Catalyst Insider Income Fund

Catalyst Nasdaq-100 Hedged Equity Fund

Catalyst Systematic Alpha Fund

Catalyst Systematic High Income Fund

Catalyst Tactical Allocation Fund

Catalyst/Aspect Enhanced Multi-Asset Fund

Catalyst/CIFC Senior Secured Income Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

Catalyst/CP World Equity Fund

Catalyst/MAP Global Balanced Fund

Catalyst/MAP Global Equity Fund

Catalyst/Millburn Hedge Strategy Fund

Catalyst/Princeton Credit Opportunity Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Catalyst/Welton Advantage Multi-Strategy Fund

Empiric Fund

Eventide Balanced Fund

Eventide Core Bond Fund

Eventide Dividend Growth Fund

Eventide Exponential Technologies Fund

Eventide Gilead Fund

Eventide Healthcare & Life Sciences Fund

Eventide Large Cap Focus Fund

Eventide Limited-Term Bond Fund

JAG Large Cap Growth Fund

Eventide Dividend Growth ETF Eventide Large Cap Focus ETF

Mutual Fund Series Trust

By: /s/ Jennifer Bailey

Print Name: Jennifer Bailey

Title: Secretary

MFund Services LLC

By: /s/ Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: Chief Executive Officer

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